                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [ ]

      Check the appropriate box:

      [ ] Preliminary proxy statement       [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

      [X] Definitive proxy statement

      [ ] Definitive additional materials

      [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           D&N FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X] No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5) Total fee paid:

--------------------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

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      (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

      (3) Filing party:

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      (4) Date filed:

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

                           D&N FINANCIAL CORPORATION
                               400 QUINCY STREET
                            HANCOCK, MICHIGAN 49930
                                 (906) 482-2700

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1997

                                  ------------

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of D&N Financial Corporation ("D&N" or the "Corporation") will be held at the office of the Corporation located at 363 West Big Beaver Road, Suite 250, Troy, Michigan, on Wednesday, April 30, 1997, at 2:00 p.m. (Eastern Daylight Time). A Proxy Card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of:

    I. Electing three directors of the Corporation;

   II. Ratifying the adoption of an amendment to the Amended and Restated 1994 Management Stock Incentive Plan that includes increasing the number of shares reserved for issuance thereunder by 400,000 (which is less than 5.00% of the issued and outstanding shares of the Corporation's common stock);

  III. Ratifying the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Corporation for the fiscal year ending December 31, 1997; and

   IV. Transacting such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 11, 1997 will be entitled to vote the number of shares held of record in their names on that date.

      A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose relevant to the Meeting between 8:00 a.m. and 5:00 p.m. on working days at the 363 West Big Beaver Road, Suite 100, Troy, Michigan office of the Corporation, for a period of ten days prior to the Meeting.

      You are requested to fill in and sign the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                         By Order of the Board of Directors

                                         LINDA K. KORPELA
                                         LINDA K. KORPELA
                                         Corporate Secretary
Hancock, Michigan
March 25, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A
SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                PROXY STATEMENT
                                       OF
                           D&N FINANCIAL CORPORATION
                               400 QUINCY STREET
                            HANCOCK, MICHIGAN 49930
                                 (906) 482-2700

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1997

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of D&N Financial Corporation, a Delaware corporation ("D&N" or the "Corporation"), for use at its 1997 Annual Meeting of Stockholders to be held on Wednesday, April 30, 1997, at 2:00 p.m. (Eastern Daylight Time), at the office of the Corporation located at 363 West Big Beaver Road, Suite 250, Troy, Michigan, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying Notice of Meeting and Proxy Card are first being mailed to stockholders of the Corporation on or about March 25, 1997. Certain of the information provided herein relates to D&N Bank (the "Bank"), a wholly owned subsidiary of the Corporation.

      Proxies solicited on behalf of the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to be properly presented at the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Corporation a later dated proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Linda K. Korpela, Corporate Secretary, 400 Quincy Street, Hancock, Michigan 49930.

      Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, and will be counted as present and entitled to vote on any matter as to which abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name, because the beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Meeting, will be treated as present for purposes of determining a quorum for the Meeting, but will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

VOTE REQUIRED FOR APPROVAL OF PROPOSALS

      Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to be voted on the election of directors.

      Approval of the proposal to amend the Amended and Restated 1994 Management Stock Incentive Plan requires the affirmative vote of at least a majority of shares present in person or represented by proxy at the Meeting and entitled to be voted on the matter.

      Approval of the ratification of Coopers & Lybrand L.L.P. as auditors for the Corporation for the fiscal year ending December 31, 1997 requires the affirmative vote of at least a majority of shares present in person or represented by proxy at the Meeting and entitled to be voted on the matter.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

      Stockholders of record as of the close of business on March 11, 1997 will be entitled to one vote for each share then held. As of such date, there were 8,314,654 shares of common stock (the "Common Stock") outstanding and entitled to vote.

      Set forth below is certain information as of March 11, 1997, as to (i) those persons who were known by the Corporation to own beneficially more than 5% of the Common Stock of the Corporation and (ii) the shares of Common Stock beneficially owned by the executive officers named below and all directors and executive officers as a group.

                                                                   AMOUNT AND NATURE OF       PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP         CLASS
            ------------------------------------                   --------------------       ----------
Heartland Advisors, Inc.....................................             695,800(1)              8.37
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
Mellon Bank Corporation.....................................             452,000(2)              5.44
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
George J. Butvilas, President
  and Chief Executive Officer...............................             227,196(3)              2.67
  D&N Financial Corporation and D&N Bank
Kenneth R. Janson, Executive Vice President,
  Chief Financial Officer and Treasurer.....................              40,655(3)              0.49
  D&N Financial Corporation and D&N Bank
Alfred J. Sliwinski, Executive Vice President/
  Community Banking.........................................              55,434(3)(4)           0.66
  D&N Bank
Richard E. West, Senior Vice President/
  Wholesale Banking.........................................              30,083(3)              0.36
  D&N Bank
Peter L. Lemmer, Senior Vice President/
  General Counsel...........................................              26,688(3)              0.32
  D&N Financial Corporation and D&N Bank
All directors and executive officers as a group (17
  persons)(5)...............................................             992,925(6)             11.35

---------------
(1) The above information regarding beneficial ownership by Heartland Advisors, Inc. ("HAI") is as reported by them in a Schedule 13G dated February 12, 1997 under the Securities Exchange Act of 1934. HAI reported sole voting power as to 621,300 shares, sole dispositive power as to 695,800 shares, shared voting power as to no shares, and shared dispositive power as to no shares. The shares are held in investment advisory accounts of HAI. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relate to more than 5% of the class.

(2) The above information regarding beneficial ownership by Mellon Bank Corporation ("MBC") is as reported by them in a Schedule 13G dated January 30, 1997 under the Securities Exchange Act of 1934. MBC reported sole voting power as to 452,000 shares, sole dispositive power as to 26,000 shares, shared voting power as to no shares, and shared dispositive power as to 426,000 shares.

(3) Includes for Messrs. Butvilas, Janson, Sliwinski, West and Lemmer, respectively, 203,680, 33,744, 46,692, 24,535 and 22,135 shares subject to options granted under the Corporation's stock option plans that are exercisable within 60 days of March 11, 1997.

(4) Mr. Sliwinski has disclaimed beneficial ownership over 183 shares of D&N Common Stock.

(5) Includes directors and executive officers of the Corporation and the Bank as of March 11, 1997.

(6) In addition to shares held directly, this amount includes restricted stock and 436,205 shares subject to options exercisable within 60 days of March 11, 1997 granted under the Corporation's stock option plans. Also included are shares allocated under the D&N Bank 401(k) Plan and shares held in retirement accounts or by certain family members, over which shares the respective directors and officers may be deemed to have shared voting and investment powers. However, 1,853 of these shares have been disclaimed for beneficial ownership purposes.

                      PROPOSAL I -- ELECTION OF DIRECTORS

      Approximately one-third of the Corporation's Board of Directors is elected annually.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES PROPOSED BY YOUR BOARD OF DIRECTORS.

INFORMATION REGARDING DIRECTORS

      Since the March 25, 1996 Proxy Statement, the number of directors increased from eight to nine as a result of the Corporation's merger with Macomb Federal Savings Bank on April 10, 1996. Stanley A. Jacobson was appointed to fill the newly created Board position until the 1998 Annual Meeting of Stockholders. In addition, Thomas J. St. Dennis resigned from the Board of Directors effective October 4, 1996 due to other business commitments. On December 2, 1996, the Board of Directors appointed Steven E. Zack to fill the vacancy until the 1999 Annual Meeting of Stockholders.

      The table below sets forth certain information regarding the composition of the Corporation's Board of Directors, including terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees listed below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. Except for Directors Butvilas, Jacobson and Smith who beneficially own approximately 2.67%, 1.58% and 2.91%, respectively, of the outstanding shares of the Corporation's Common Stock including options exercisable within 60 days of March 11, 1997, no director of the Corporation owned in excess of one percent of the total outstanding shares of the Corporation's Common Stock at March 11, 1997.

                                                                      DIRECTOR OF                SHARES OF COMMON
                                              POSITIONS HELD          CORPORATION    TERM       STOCK BENEFICIALLY
                                            IN THE CORPORATION          OR BANK       TO           OWNED AS OF
           NAME                AGE             AND THE BANK              SINCE      EXPIRE      MARCH 11, 1997(1)
           ----                ---          ------------------        -----------   ------      ------------------
                                                      NOMINEES
Joseph C. Bromley..........     68      Director of the Corporation      1980        2000(2)          14,840(3)
                                        and the Bank
Sharon A. Reese
  Dalenberg................     52      Director of the Corporation      1994        2000(4)           7,079(3)
                                        and the Bank

Peter Van Pelt.............     64      Director of the Corporation      1988        2000             18,496(3)
                                        and the Bank

                                                                      DIRECTOR OF                SHARES OF COMMON
                                              POSITIONS HELD          CORPORATION    TERM       STOCK BENEFICIALLY
                                            IN THE CORPORATION          OR BANK       TO           OWNED AS OF
           NAME                AGE             AND THE BANK              SINCE      EXPIRE      MARCH 11, 1997(1)
           ----                ---          ------------------        -----------   ------      ------------------
                                           DIRECTORS CONTINUING IN OFFICE
Stanley A. Jacobson........     47      Director of the Corporation      1996        1998            131,151
                                        and the Bank and Vice
                                        President/Business
                                        Development Officer of the
                                        Bank
Randolph P. Piper..........     48      Director of the Corporation      1982        1998             28,204(3)(5)
                                        and the Bank
Kenneth D. Seaton..........     67      Director and Chairman of         1964        1998             51,386(3)
                                        the Board of the
                                        Corporation and the Bank
George J. Butvilas.........     51      Director, President and          1990        1999            227,196(3)
                                        Chief Executive Officer of
                                        the Corporation and the
                                        Bank
B. Thomas M. Smith, Jr. ...     62      Director of the Corporation      1995        1999            242,239(3)
                                        and the Bank
Steven E. Zack.............     46      Director of the Corporation      1996        1999             39,365
                                        and the Bank

---------------
(1) Includes shares held directly, as well as restricted stock and shares subject to options exercisable within 60 days of March 11, 1997 granted under the Corporation's stock option plans, shares allocated under the D&N Bank 401(k) Plan and shares held in retirement accounts or by certain members of the named individuals' families. To the extent that restricted stock is held pursuant to the Tandem Restricted Stock/Stock Option Program under the Amended and Restated Stock Option and Incentive Plan, these shares are included in this total and the related tandem options are not so included.

(2) In accordance with the age limitation for directors in the Bylaws of the Corporation, Mr. Bromley is required to retire at the 1999 Annual Meeting of Stockholders following his 70th birthday. The Board of Directors has not made a determination at this time whether to fill the vacancy or to reduce the number of directors.

(3) Includes shares subject to options which are exercisable within 60 days of March 11, 1997: J. Bromley, 5,000; S. Reese, 5,000; P. Van Pelt, 13,000; R.
    Piper, 13,000; K. Seaton, 5,000; G. Butvilas, 203,680; and B. Smith, Jr., 5,000.

(4) The Office of Thrift Supervision ("OTS") extended an exemption from the Depository Institution Management Interlocks Act until July 26, 1997. While the Board of Directors has nominated Ms. Reese for a three-year term, the Corporation has not yet filed an application for an extension of this exemption.

(5) 1,670 of these shares have been disclaimed for beneficial ownership purposes.

      The business experience of each of the directors during the last five years is as follows:

      Joseph C. Bromley. Mr. Bromley has been associated with Churchill Transportation, Inc. of Detroit, Michigan, a 48-state truck load carrier, since October 1990 and presently serves as its Executive Vice President and Treasurer. Prior to that, he had been Director, President and Chief Executive Officer of Regency Motor Freight, Inc. in Detroit, Michigan. Mr. Bromley was a director of First Farmington Savings and Loan Association from 1959 until its merger with the Bank in 1980.

      George J. Butvilas. Mr. Butvilas joined D&N as President in May 1990. He was named Chief Executive Officer of the Bank in 1991 and Chief Executive Officer of the Corporation in 1992. Prior to joining D&N, he had over 16 years experience as a commercial and community banker, most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois.

      Stanley A. Jacobson. Mr. Jacobson has served as Vice President/Business Development Officer of the Bank since April 1996. He also is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989 and a director since 1975 of Macomb Federal Savings Bank until its merger with the Bank in 1996.

      Randolph P. Piper. Mr. Piper has been an attorney-at-law in Flint, Michigan for over 23 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with the Bank in 1982.

      Sharon A. Reese Dalenberg. Ms. Reese is founder and has been President of The Astor Group of Chicago, Illinois since 1978, which is a management consulting firm specializing in all aspects of human resource training and management development with Fortune Five Hundred and Fifty firms. Ms. Reese also is President and CEO of Continental Courier, Inc., a courier service provider in the Chicago metropolitan area. She also serves as a member of the Board of Directors for Standard Federal Bank in Chicago, Illinois.

      Kenneth D. Seaton. Mr. Seaton has been Chairman of the Board of the Corporation since its formation in 1988 and served as its Chief Executive Officer from 1988 to 1992. He was Chief Executive Officer of the Bank from 1968 to 1991. He joined the Bank in 1957 and had been an executive officer since 1962.

      B. Thomas M. Smith, Jr. Mr. Smith was a consultant for ITT Corporation, a multi-national conglomerate headquartered in New York, from January 1996 to December 1996. Prior to that, he served as Vice President and Director of Corporate Purchasing for ITT.

      Peter Van Pelt. Mr. Van Pelt has served as the manager of North Wind Books (and its predecessor business, The Museum Shop) of Eagle Harbor, Michigan since January 1994. From 1990 to 1993, he was an independent management consultant. Prior to that, he served as President of Runzheimer International of Rochester, Wisconsin, a specialized management consulting firm.

      Steven E. Zack. Mr. Zack has served as President of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since March 1996 and as Executive Vice President of J. A. Versical & Associates, Inc., a Michigan retail insurance broker, since May 1994. From May 1992 to May 1994, he served as an independent insurance consultant and prior to that, as the National Marketing Coordinator of Burns and Wilcox, Ltd., a wholesale insurance broker. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with the Bank in 1996.

BOARD OF DIRECTORS MEETINGS, COMPENSATION AND COMMITTEES

      The Board conducts its business through meetings of the Board and through the activities of its committees. The Board of Directors of the Corporation held thirteen meetings during fiscal year 1996. All incumbent directors of the Corporation attended 100% of the meetings of the Board of Directors and committees on which such directors served during this period. The Corporation has standing Audit, Compensation, Stock Option and Executive Committees.

      The Corporation has no standing nominating committee. The full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. During fiscal year 1996, the Board of Directors acting as a nominating committee met three times. While the Board of Directors will consider nominees recommended by stockholders, it has neither actively solicited nominations nor established any procedures for this purpose outside of the requirements of the Bylaws of the Corporation.

      The Bank, as the principal subsidiary of the Corporation, has certain standing committees of its Board of Directors. These committees consist of the Asset/Liability, Audit, Community Responsibility, Compensation, Executive and Loan Committees. The Bank's Board of Directors is comprised of the same individuals who currently serve on the Board of Directors of the Corporation. During fiscal year 1996, the Board of Directors of the Bank held twelve meetings. No incumbent director of the Bank attended fewer than 96% of the total meetings of the Board of Directors and committees on which such director served during this period.

      During fiscal year 1996, directors received $8,500 per annum, payable monthly; the chairpersons of the Board's Asset/Liability, Audit, Community Responsibility, Compensation and Loan Committees received additional compensation of $50 per month; and the Chairman of the Board received additional compensation of $750 per month. In addition, directors received a fee of $400 per day for attendance at meetings of the Board of Directors and a fee of $400 for attendance at Board committee meetings. These are the total fees paid for representation on both the Corporation and the Bank Boards of Directors and are allocated pursuant to a cost allocation agreement between the Corporation and the Bank. A separate attendance fee is not received for a Corporation Board or committee meeting if a fee is received for a meeting of the Bank Board or parallel Bank committee held on the same day. Directors who are full-time employees of the Corporation or the Bank did not receive the Board meeting or committee meeting attendance fees. In March 1996, each non-employee director was granted 7,500 nonqualified stock options pursuant to the formula award program under the Amended and Restated 1994 Management Stock Incentive Plan with an exercise price equal to the fair market value of D&N Common Stock on the date of grant.

      Set forth below is a list of the principal committees formed by the Board of Directors of the Corporation and the Bank and members of those committees.

      Asset/Liability Committee. The Asset/Liability Committee is responsible for monitoring the Bank's exposure to interest rate risk in conjunction with credit, operational and liquidity risks as they affect net interest income, capital and return on equity and other aspects of asset/liability management. Directors Piper (Chairperson), Smith, Van Pelt and Zack currently compose the Asset/Liability Committee. This committee met four times during fiscal year 1996.

      Audit Committee. The Audit Committee meets with the Corporation's independent auditors and oversees the internal audit functions of the Corporation and the Bank. The Audit Committee currently is composed of Directors Van Pelt (Chairperson), Reese and Smith. The Corporation's Audit Committee met four times and the Bank's Audit Committee met four times during fiscal year 1996.

      Community Responsibility Committee. The Community Responsibility Committee is responsible for ensuring that an affirmative effort is made by the Bank to meet the banking and financial needs within its communities, with an understanding of the cultural diversity within these communities. The Community Responsibility Committee currently is composed of Directors Reese (Chairperson), Smith and Van Pelt. This committee met three times during fiscal year 1996.

      Compensation Committee. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors senior officers' salaries, compensation and benefit programs and other aspects of personnel matters. Directors Bromley (Chairperson), Reese and Van Pelt currently compose the Compensation Committee. The Corporation's Compensation Committee met four times and the Bank's Compensation Committee met four times during fiscal year 1996.

      Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of the Corporation and the Bank between Board meetings, unless otherwise provided for in the Bylaws of such entities. The Executive Committee currently is composed of Directors Butvilas (Chairperson), Bromley, Seaton and Smith. The Executive Committee did not meet during fiscal year 1996.

      Loan Committee. The Loan Committee is responsible for monitoring the credit risk and other aspects of the Bank's lending operations. Members of the committee currently are Directors Jacobson (Chairperson), Piper and Seaton. This committee met twelve times during fiscal year 1996.

      Stock Option Committee. The Stock Option Committee is responsible for administering the Corporation's stock option plans. Current members of the committee are Directors Bromley (Chairperson) and Reese. This committee met two times during fiscal year 1996.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth information concerning the compensation paid or granted to the Corporation's Chief Executive Officer and to each of the four other most highly compensated executive officers of the Corporation and the Bank whose aggregate cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                               ---------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                               -----------------------   -------
                                                ANNUAL COMPENSATION                         SECURITIES
                                        ------------------------------------   RESTRICTED   UNDERLYING
                                                                OTHER ANNUAL     STOCK       OPTIONS/     LTIP      ALL OTHER
      NAME AND PRINCIPAL                 SALARY        BONUS    COMPENSATION    AWARD(S)       SARS      PAYOUTS   COMPENSATION
           POSITION              YEAR     ($)           ($)         ($)           ($)          (#)         ($)        ($)(2)
      ------------------         ----    ------        -----    ------------   ----------   ----------   -------   ------------
George J. Butvilas.............  1996   $248,500(1)   $72,007        $0            $0         42,353       $0        $23,338
  President and Chief            1995    248,500(1)         0         0             0              0        0          5,270
  Executive Officer              1994    207,544(1)         0         0             0              0        0          5,208
Kenneth R. Janson..............  1996   $109,651      $21,433        $0            $0         15,731       $0        $ 8,284
  Executive VP, Chief            1995    106,968        6,800         0             0              0        0          3,568
  Financial Officer and          1994    100,000            0         0             0              0        0          3,352
  Treasurer
Alfred J. Sliwinski............  1996   $109,700      $19,818        $0            $0         14,706       $0        $ 8,215
  Executive VP/Community         1995     95,559        5,000         0             0              0        0          3,190
  Banking                        1994     86,029            0         0             0              0        0          2,953
Richard E. West................  1996   $ 93,163      $19,508        $0            $0         12,671       $0        $ 7,120
  Senior VP/Wholesale            1995     86,161        5,750         0             0              0        0          2,908
  Banking                        1994     82,053            0         0             0              0        0          2,730
Peter L. Lemmer................  1996   $ 91,709      $ 9,627        $0            $0         10,526       $0        $ 6,331
  Senior VP/General              1995     89,473        5,300         0             0              0        0          1,627
  Counsel                        1994     84,429            0         0             0              0        0          1,510

---------------
(1) Includes annual fees received as a director; no meeting or committee fees were received.

(2) Represents employer matching contribution under the D&N Bank 401(k) Plan, contributions under a nonqualified supplemental executive retirement plan ("SERP"), and life insurance premiums paid by the Corporation as follows:

                                                   YEAR       401(K)        SERP         LIFE INS.
                                                   ----       ------        ----         ---------
Butvilas.......................................    1996       $9,500       $13,070         $768
                                                   1995        4,620             0          650
                                                   1994        4,619             0          589
Janson.........................................    1996       $7,865       $     0         $419
                                                   1995        3,208             0          360
                                                   1994        2,999             0          353
Sliwinski......................................    1996       $7,771       $     0         $444
                                                   1995        2,866             0          324
                                                   1994        2,647             0          306
West...........................................    1996       $6,760       $     0         $360
                                                   1995        2,585             0          323
                                                   1994        2,462             0          268
Lemmer.........................................    1996       $5,977       $     0         $354
                                                   1995        1,342             0          285
                                                   1994        1,266             0          244

      The following table sets forth certain information concerning stock options and stock appreciation rights ("SARs") granted to named executive officers in 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                      GRANT DATE
                                                             INDIVIDUAL GRANTS                           VALUE
                                           ------------------------------------------------------    -------------
                                            NUMBER OF       % OF TOTAL
                                            SECURITIES     OPTIONS/SARS    EXERCISE
                                            UNDERLYING      GRANTED TO     OR BASE                    GRANT DATE
                                           OPTIONS/SARS    EMPLOYEES IN     PRICE      EXPIRATION    PRESENT VALUE
                 NAME                       GRANTED(#)     FISCAL YEAR      ($/SH)        DATE          ($)(6)
                 ----                      ------------    ------------    --------    ----------    -------------
Butvilas...............................       42,353(1)       18.04%        $12.75      3/30/06        $235,279
Janson.................................       15,731(2)        6.70%        $12.75      3/30/06        $ 87,389
Sliwinski..............................       14,706(3)        6.27%        $12.75      3/30/06        $ 81,695
West...................................       12,671(4)        5.40%        $12.75      3/30/06        $ 70,390
Lemmer.................................       10,526(5)        4.48%        $12.75      3/30/06        $ 58,474

---------------
(1) 14,118 options were exercisable on 3/31/96, and 14,118 and 14,117 options will become exercisable on 3/31/97 and 3/31/98, respectively.

(2) 5,244 options were exercisable on 3/31/96, and 5,244 and 5,243 options will become exercisable on 3/31/97 and 3/31/98, respectively.

(3) 4,902 options were exercisable on 3/31/96, and 4,902 and 4,902 options will become exercisable on 3/31/97 and 3/31/98, respectively.

(4) 4,224 options were exercisable on 3/31/96, and 4,224 and 4,223 options will become exercisable on 3/31/97 and 3/31/98, respectively.

(5) 3,509 options were exercisable on 3/31/96, and 3,509 and 3,508 options will become exercisable on 3/31/97 and 3/31/98, respectively.

(6) The fair value of grants made in fiscal 1996 was estimated to be $5.5552 per share on the date of grant using the Black-Scholes option pricing model with the following assumptions used: risk-free interest rate of 6.3%, expected volatility of 25.1%, expected lives of seven years and no dividend yield.

      The following table sets forth certain information concerning the number and value of stock options and SARs at December 31, 1996 held by the named executive officers. None of the named officers exercised any stock options or SARs during 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES                  VALUE OF
                                                                          UNDERLYING                     UNEXERCISED
                                                                         UNEXERCISED                     IN-THE-MONEY
                                                                       OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                                          FY-END(#)                       FY-END($)
                         SHARES ACQUIRED                         ----------------------------    ----------------------------
        NAME             ON EXERCISE(#)     VALUE REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----             ---------------    -----------------    -----------    -------------    -----------    -------------
Butvilas.............           0                  N/A             189,562         28,235        $1,468,815       $112,940
Janson...............           0                  N/A              28,500         10,487           227,108         41,948
Sliwinski............           0                  N/A              41,790          9,804           348,451         39,216
West.................           0                  N/A              20,311          8,447           161,674         33,788
Lemmer...............           0                  N/A              18,626          7,017           150,144         28,068

EMPLOYMENT CONTRACTS

      The Bank has an employment contract with Mr. Butvilas, President and Chief Executive Officer of the Bank and the Corporation. On February 26, 1997, the Board of Directors extended the expiration date of Mr. Butvilas' contract from May 1998 to May 2000.

      The employment contract provides for a salary as determined by the Board of Directors. Salary increases may be reviewed at least annually and are subject to the sole discretion of the Board of Directors, except that any new salary must not be less than the employee's prior year's salary. The contract also provides for, among other things, participation in an equitable manner in employee benefits applicable to executive personnel.

      This contract provides for termination upon the employee's death, for cause or in certain events as specified by OTS regulations. The contract is terminable by Mr. Butvilas upon 90 days notice to the Bank. Mr. Butvilas' contract also provides for a severance payment up to the remaining amount under his contract term with a minimum payment of 200% of his annual salary in the event of an involuntary termination or other specified circumstances in connection with a change of control or within one year thereafter, provided that the employee is not thereafter employed by the purchasing entity. Change of control means the acquisition of 25% or more of voting securities of the Bank or the Corporation by any person or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (the "Committee") is composed of three non-employee directors. The Committee is responsible for overseeing all compensation policies of the Corporation and the Bank (the "Company"), and recommending to the full Board of Directors actions governing executive officer salaries and annual and long-term incentive plans. Described below is an accounting of those actions taken by the Committee regarding executive officer and CEO compensation in 1996.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

      As in prior years, the Committee's principal philosophy is to integrate compensation consideration with the execution of the Company's strategic plan, to ensure Company performance results and stockholder return. This is accomplished by providing both short-term and long-term incentives that reward achievement of the Company's performance goals and business plans. Assessments of both individual and corporate performance are made within a framework, where the executive shares compensation risk and reward, relative to results achieved.

      It is also the objective of the Committee, in its compensation policies, to attract and recruit quality professional talent, encourage stock ownership by senior management in the Company, and ensure that executive compensation is competitive to industry peer institutions. The Committee continues to use independent compensation survey information from national and regional financial research organizations that report compensation practices and salary levels for various executive positions at comparable size financial institutions. It is the Committee's philosophy to provide executive base compensation that is competitive to other regional financial institutions' median base salary levels. The Committee's decisions regarding base salaries for executive officers are discretionary and no quantifiable formula is utilized in the decision-making process.

      The Corporation has also designed its compensation practices to comply with the Internal Revenue Code's Section 162(m) compensation deduction limit of $1.0 million.

      During 1996, under the Company's performance-formula compensation plans discussed below, the executive officers received incentive payments for achieving the Company's 1995 earnings per share goal and specific individual performance targets that are integral to the Company's strategic business plan.

ANNUAL INCENTIVE AWARDS

      Short-term cash awards are made to the executive officers based upon the achievement of both corporate and individual performance measures. All executive officers share the same corporate goals, which are based on earnings. Each executive officer has different individual performance targets and weighting factors between corporate, financial and individual goals. The corporate performance level is determined by actual percent of goal achievement in excess of 100%. Failure to reach 100% corporate performance results in no incentive being paid, despite the achievement of the individual performance goals. To encourage progressive results in excess of performance goals, no performance ceilings are established but payment amounts are subject to a maximum percent of salary target.

LONG-TERM INCENTIVE AWARDS

      Long-term stock option awards under the control of the stockholder-approved Amended and Restated 1994 Management Stock Incentive Plan are designed to increase long-term stockholder value. The plan has a formula with respective target stock option award levels based upon average percentages of compensation paid to banking executives at financial institutions of similar size as the Company. Award payouts are subject to the achievement of Return on Average Assets and Return on Average Equity targets each year as delineated in the Company's business plan. Minimum key ratios, including tangible capital, loan loss reserve/total loans, and non-performing assets/tangible capital and loan loss reserve, must also be met for an award payout. Options are granted at the fair market value of D&N Common Stock on the date of grant, which is ninety days following the end of the fiscal year. One-third of the options are exercisable immediately, with one-third each vesting on the first and second anniversaries of the grant date.

CEO COMPENSATION DISCUSSION

      Mr. Butvilas' base compensation remained unchanged in 1996 from 1995. Mr. Butvilas' overall compensation included an annual incentive payment for achieving the Company's 1995 annual earnings goal, under the Company's Annual Incentive Plan discussed above. During 1996, the Committee continued to focus its evaluation of Mr. Butvilas on his success in achieving the Company's profitability goals and an improved stockholder return, as evidenced by the following stockholder return performance presentation. Additionally, the Committee considered Mr. Butvilas' success in growing the asset size of the Company, expanding the retail franchise system, and implementing new cost control initiatives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In accordance with Item 404 of SEC Regulation S-K, no interlock relationships existed by the Committee members. Furthermore, no member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

      The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

                                           Joseph C. Bromley, Chairman
                                           Sharon A. Reese Dalenberg
                                           Peter Van Pelt

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of Media General's Composite S&L Index ("MG Group Index") and the NASDAQ Market Index for the period of five years commencing January 1, 1992 and ending December 31, 1996.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                 TOTAL RETURN AMONG D&N FINANCIAL CORPORATION,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

         MEASUREMENT PERIOD                  D&N             MG GROUP           NASDAQ
        (FISCAL YEAR COVERED)             FINANCIAL           INDEX          MARKET INDEX
                                            CORP.
1991                                             100.00            100.00            100.00
1992                                             160.98            132.76            100.98
1993                                             151.22            164.62            121.13
1994                                             146.34            157.68            127.17
1995                                             236.59            249.75            164.96
1996                                             326.83            325.95            204.98

        ASSUMES $100 INVESTED ON JANUARY 1, 1992
        ASSUMES DIVIDENDS REINVESTED
        FISCAL YEAR ENDING DECEMBER 31

CERTAIN TRANSACTIONS

      The Corporation, through the Bank, has followed a policy of granting to its executive officers, directors and principal stockholders consumer loans as well as mortgage loans for purposes of purchasing or improving their residences. These loans were initially made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons. Federal Reserve Board Regulation O, 12 CFR Part 215 was amended to permit making certain kinds of loans to directors and executive officers at favorable interest rates. The Bank adopted a policy, effective September 30, 1996, of granting certain loans to executive officers at the same rates as are available to other Bank employees through the Employee Loan Program. Generally, employees may receive a loan benefit that provides up to a 1% interest rate reduction on eligible loans and a waiver of the loan processing/origination fee. There are limitations with regard to loan type and the frequency of receiving certain benefits. All participants in the Employee Loan Program must meet the same credit and approval standards that are applicable to the general public. It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. Loans to directors are made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank.

      Set forth below is certain information as of December 31, 1996 regarding the indebtedness under the Bank's Employee Loan Program of each executive officer of the Corporation and his or her affiliates whose aggregate indebtedness to the Bank under such program exceeded $60,000 at any time during the fiscal year ended December 31, 1996.

                                                                                LARGEST
                                                                                AMOUNT
                                                                              OUTSTANDING
                                         DATE OF      TYPE OF     ORIGINAL       SINCE       BALANCE AT    INTEREST RATE
          NAME AND POSITION                LOAN        LOAN        AMOUNT      12/31/95       12/31/96         PAID
          -----------------              -------      -------     --------    -----------    ----------    -------------
George J. Butvilas...................    12/14/92    Mortgage     $226,600     $218,451       $215,913     7.0%
  Director, President and CEO of         05/26/92    Advantage      25,000       24,763         24,599     1.5% over
  Corporation and Bank                               Line of                                                 prime
                                                     Credit
Peter L. Lemmer......................    05/31/95    Mortgage       95,200       93,127         89,289     6.5%
  Senior VP/General Counsel of
  Corporation and Bank
Donald W. Schulze....................    08/16/96    Mortgage      112,881      112,881        112,881     8.25%
  Senior VP/Human Resources of Bank
Alfred J. Sliwinski..................    10/04/96    Mortgage      224,050      224,050        224,050     8.25%
  Executive VP/Community Banking of      10/08/96    Auto           10,339       10,339         10,150     8.4%
  Bank

PROPOSAL II -- RATIFICATION OF THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND
                 RESTATED 1994 MANAGEMENT STOCK INCENTIVE PLAN

      The Corporation's Amended and Restated 1994 Management Stock Incentive Plan (the "Stock Plan") currently authorizes the issuance of up to 600,000 shares of the Corporation's Common Stock and currently expires on February 27, 2005. The Stock Plan was initially ratified by the stockholders of the Corporation in 1994 and amended in 1995.

      The Stock Plan was adopted in order to advance the interests of the Corporation and its stockholders by providing executive officers, directors and certain key employees an opportunity to acquire or increase their proprietary interest in the Corporation through the grant of a variety of long-term incentive awards. Under the Stock Plan, 533 persons were eligible to become participants in the Stock Plan as of December 31, 1996. By encouraging such persons to become owners of the Corporation, the Corporation seeks to attract, motivate, reward and retain those individuals whose judgment, initiative, leadership and effort most directly determines the success of the Corporation.

THE AMENDMENT TO THE STOCK OPTION PLAN

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Stock Plan which will increase by 400,000 (i.e., an amount equal to approximately 4.81% of the current issued and outstanding shares of Common Stock) the number of shares available for issuance under the Stock Plan, increase the term of the plan so that the plan expires ten years from the date of stockholder approval of the amendment, and include advisory directors as persons eligible to participate in the Stock Plan.

      Reservation of the additional 400,000 shares under the Stock Plan is being requested for future grants. As of March 11, 1997 (the latest date available prior to the mailing of this Proxy Statement), of the 600,000 shares of Common Stock reserved for issuance under the Stock Plan, awards representing 260,347 shares of Common Stock are available for grant and previously granted options to purchase 323,878 shares of Common Stock remain unexercised. The exercise of stock options may decrease certain per share financial measures for a period of time and may diminish a stockholder's percentage of voting power in the Corporation, although the Corporation may consider repurchasing its shares in the future in order to minimize or avoid any such effects.

      Attached as Exhibit A to this Proxy Statement is the complete text of the Stock Plan including the amendments thereto. The principal features of the Stock Plan are summarized below.

PRINCIPAL FEATURES OF THE STOCK PLAN

      The Stock Plan provides for awards in the form of stock options and restricted stock. Each award shall be on such terms and conditions, consistent with the Stock Plan, as the Committee administering the Stock Plan may determine.

      Shares may be either authorized but unissued shares or reacquired shares held by the Corporation in its treasury. Any shares subject to an award which expires or terminates unexercised will again be available for issuance under the Stock Plan. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Plan.

      The Stock Plan is administered by a Committee consisting of at least two non-employee members of the Board of Directors. The current committee members are Joseph C. Bromley and Sharon A. Reese Dalenberg. In granting awards under the Stock Plan, the Committee considers, among other things, the participant's duties and overall performance and contribution to the success of the Corporation and the Bank.

STOCK OPTIONS

      The Committee may grant either "incentive stock options" as defined under
Section 422 of the Internal Revenue Code of 1986 (the "Code") or stock options not intended to qualify as such ("nonqualified stock options").

      In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Committee, in the event that a participant ceases to maintain continuous service (as defined in the Stock Plan) with the Corporation or one of its subsidiaries for any reason other than death or termination for cause, an exercisable stock option will continue to be exercisable for three months immediately thereafter, but in no event after the expiration date of the stock option. In the event of the death of a participant during such service or within three months following termination, a stock option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his or her death, but in no event after the expiration of the stock option. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

      The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the fair market value of the shares covered by the stock option on that date. The exercise price must be paid in full, in cash or in shares of Common Stock, or a combination of both.

RESTRICTED STOCK

      The Committee may grant restricted stock, subject to forfeiture if the participant fails to remain in the continuous service of the Corporation or one of its subsidiaries as a director, advisory director, officer or employee. The holder of restricted stock shall have all of the rights of a stockholder, including the right to receive dividends and the right to vote the shares. The participant may not, however, sell, assign, transfer, pledge or otherwise encumber any of the restricted stock during the restricted period.

      The Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions. In the event a participant ceases to be employed by reason of death, disability or retirement, restricted stock still subject to restrictions will be free of the restrictions imposed by the Committee, and the Corporation shall deliver such shares within 60 days, unless otherwise provided by the Committee. In the event of termination for any other reason, all shares still subject to restrictions will be forfeited and returned to the Corporation, unless the Committee provides otherwise.

EFFECT OF MERGER AND OTHER ADJUSTMENTS

      In the case of any merger, consolidation or combination of the Corporation with or into another company or other entity, whereby the Corporation is not the continuing company, any participant to whom a stock option or restricted stock award has been granted shall retain the right to receive, upon exercise of such stock option or the lapsing of restriction pursuant to the restricted stock award, the value of such stock award.

      In the event that there is any change in the shares of the Corporation subsequent to the Stock Plan's effective date by reason of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure or the shares of the Corporation, the aggregate number and class of shares available for stock option and restricted stock awards, the exercise price per share of each such stock option and the amount paid, if any, for each restricted stock share granted, and the number and class of shares subject to each outstanding award may be adjusted by the Committee, whose determination shall be conclusive and binding.

      In the event the service of a participant is voluntarily or involuntarily terminated for any reason within 18 months after a change in control of the Corporation (i) any restriction period with respect to restricted stock shall lapse upon termination and all shares awarded as restricted stock shall become fully vested, and (ii) all stock options previously granted, not terminated and not fully exercisable shall become exercisable in full upon termination. A change in control will be deemed to occur when (i) a person or group becomes the beneficial owner of shares of the Corporation representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Corporation, (ii) in connection with any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation cease to be a majority of the Board of Directors, (iii) the acquisition of between 10% and 25% of the outstanding shares of the Corporation by any third person, if the Board of Directors of the Corporation or the OTS has made a determination that such acquisition constitutes or will constitute control of the Corporation, or (iv) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Corporation.

AMENDMENT AND TERMINATION

      The Board of Directors of the Corporation may at any time amend, suspend or terminate the Stock Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which (i) materially increases the total number of shares which may be subject to awards, (ii) materially increases the benefits which accrue to participants under the Stock Plan, or (iii) changes the class of persons eligible to participate in the Stock Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any participant without his consent regarding any award theretofore previously made pursuant to the Stock Plan. Unless previously terminated, the Stock Plan shall continue in effect for a term of ten years from the date of stockholder approval of the amended plan, after which no further awards may be granted under the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES

      Under present federal income tax laws, awards under the Stock Plan will have the following consequences:

          (1) The grant of an award will neither, by itself, result in the recognition of taxable income to the participant nor entitle the Corporation to a deduction at the time of such grant.

          (2) The exercise of a stock option which is an "incentive stock option" within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Corporation to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% to the first $175,000 of "minimum taxable income" in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable excess as exceeds $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. Provided the applicable holding periods described below are satisfied, the participant will recognize long-term capital gain or loss upon resale of the shares received upon such exercise. The Corporation will generally not be entitled to a tax deduction with respect to the granting or exercise of such a stock option or the subsequent sale of the shares. If the shares are not held for at least one year after transfer of the shares to him or her, or two years after the grant of the incentive stock option, whichever is later, the participant will also recognize ordinary income or loss upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the incentive stock option. In such an event, the Corporation will generally be entitled to a corresponding deduction, provided the Corporation meets its federal withholding tax obligations.

          (3) The exercise of a stock option which is not an incentive stock option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

          (4) Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

          (5) The Corporation will be allowed a deduction at the time and in the amount of any ordinary income recognized by the participant under the various circumstances described above, provided that the Corporation meets its federal withholding tax obligations.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1994 MANAGEMENT STOCK INCENTIVE PLAN.

            PROPOSAL III -- RATIFICATION OF APPOINTMENT OF AUDITORS

      The Corporation's independent auditors are Coopers & Lybrand L.L.P., certified public accountants. At the Meeting, the stockholders will consider and vote on the ratification of the appointment of independent auditors for the Corporation's fiscal year ending December 31, 1997. The Board of Directors has engaged Coopers & Lybrand L.L.P. to be its auditors subject to ratification by the Corporation's stockholders. A representative of Coopers & Lybrand L.L.P. is expected to attend the Meeting and will have an opportunity to make a statement and be available to answer questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                             STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at D&N's main office, 400 Quincy Street, Hancock, Michigan 49930, no later than November 25, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                            SOLICITATION OF PROXIES

      The cost of solicitation of the proxies will be borne by the Corporation. The Corporation has retained the services of Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will receive a fee of approximately $3,000 for such services plus reimbursement for reasonable out-of-pocket expenses. Under certain circumstances, additional fees may be paid to Regan & Associates, Inc. In addition to solicitations by mail, the directors and certain officers and regular employees of the Corporation and Bank may solicit proxies personally and/or by use of telecommunications equipment, without additional compensation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to and obtaining proxy materials from the beneficial owners of Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

      To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1996 with one exception. The year-end Form 5 to report exempt transactions in the D&N Bank 401(k) Plan covering 146 shares was filed late by John L. Blissett, a former officer of the Corporation.

                                 OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment and vote the proxies to the extent permitted by law.

                                         By Order of the Board of Directors

                                         LINDA K. KORPELA
                                         LINDA K. KORPELA
                                         Corporate Secretary

Hancock, Michigan
March 25, 1997

                                                                       EXHIBIT A

                           D&N FINANCIAL CORPORATION

                              AMENDED AND RESTATED
                      1994 MANAGEMENT STOCK INCENTIVE PLAN

1. PURPOSE

      The purpose of the Amended and Restated 1994 Management Stock Incentive Plan (the "Plan") of D&N Financial Corporation (the "Corporation") shall be to promote and enhance the long term interests of the Corporation and its stockholders by providing a means of retaining and motivating directors, advisory directors, officers and employees. The Plan is intended to award to eligible participants or allow them to acquire shares of the Corporation's stock pursuant to the Plan provisions outlined herein. This Plan is an amendment and restatement of the Corporation's Amended and Restated 1994 Management Stock Incentive Plan, which was initially approved by stockholders at the April 26, 1994 Annual Meeting. This amended and restated Plan was submitted for stockholder approval at the April 30, 1997 Annual Meeting.

2. DEFINITIONS

      Unless the context of the applicable section clearly indicates otherwise, the terms below, when used within this Plan, shall have the meaning set forth in this Section 2.

      2.01 Affiliate means any "parent corporation" or "subsidiary corporation" of the Corporation as such terms are defined within Sections 424(e) and (f), respectively, of the Code, including any corporation that becomes an Affiliate after the adoption of this Plan.

      2.02 Agreement means a written agreement or other form of instrument (including any amendments or supplements) between the Corporation and a Participant specifying the terms and conditions of an Award of Restricted Stock or an Option to the Participant.

      2.03 Award means the granting, by the Committee, of an Incentive Stock Option, a Nonqualified Stock Option, or Restricted Stock, or any combination thereof, pursuant to the provisions of the Plan.

      2.04 Beneficiary means the person or persons designated in writing by the Participant or, in the absence of such a designation or if the designated person or persons predecease the Participant, the Participant's beneficiary shall be the person or persons who inherit the Participant's right by will or applicable law.

      2.05 Board of Directors or Board means the Board of Directors of D&N Financial Corporation.

      2.06 Cause means, in the context of termination of employment for cause, termination of employment because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or cease-and-desist order, or material breach of any agreement with D&N Bank or the Corporation.

      2.07 Code means the Internal Revenue Code of 1986, as amended from time to time.

      2.08 Committee means a Committee of the Board, as described in Section 3, responsible for the administration of the Plan.

      2.09 Common Stock means the Common Stock, par value $.01 per share, of the Corporation.

      2.10 Continuous Service means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Stock Option shall mean the absence of any interruption or termination as an employee. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation, or between the Corporation, its parent, its subsidiaries or its successor.

      2.11 Disability means a disability as defined in the Corporation's Long Term Disability Insurance Plan, as amended from time to time.

      2.12 Employee means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

      2.13 Exercise Period means that period of time as designated by the Committee for the exercise of Options pursuant to the Plan.

      2.14 Exercise Price means, in the case of an Option, the price per Share at which the shares subject to such Option may be purchased upon exercise.

      2.15 Fair Market Value means, for any given date, the average of the high and low quoted sales price on such date of a Share on the composite tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape on the New York Stock Exchange or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on such exchange, the mean between the closing high bid and low asked quotations for a Share on such date on the National Association of Securities Dealers, Inc. Automated Quotations System, or any similar system. If the Common Stock was not traded on such date, then the Fair Market Value is determined with reference to the next preceding day that the Common Stock was so traded. If no such quotations are available, the Fair Market Value is determined based upon a date and in a manner as determined by the Committee.

      2.16 Incentive Stock Option means an Option to purchase shares of Common Stock granted by the Committee pursuant to Section 6 of the Plan and intended to qualify under Section 422 of the Code.

      2.17 Non-Employee Director means a director who a) is not currently an officer or employee of the Corporation or an Affiliate; b) is not a former employee of the Corporation or an Affiliate who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation or an Affiliate; d) does not receive remuneration from the Corporation or an Affiliate in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

      2.18 Nonqualified Stock Option means an Option to purchase shares of Common Stock granted by the Committee pursuant to Section 6 of the Plan and which is not intended to qualify under Section 422 of the Code.

      2.19 Option means an Incentive Stock Option or a Nonqualified Stock
           Option.

      2.20 Participant means any director, advisory director, officer or employee of the Corporation or an Affiliate who is selected by the Committee to receive an Award.

      2.21 Plan means the Amended and Restated 1994 Management Stock Incentive Plan of the Corporation.

      2.22 Restriction Period means the period of time selected by the Committee for the purpose of determining when restrictions are in effect with respect to Restricted Stock under the Plan.

      2.23 Restricted Stock means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 7 of the Plan, so long as such restrictions remain in effect.

      2.24 Retirement means retirement pursuant to the Corporation's retirement policy, as amended from time to time.

      2.25 Share or Shares means a share or shares of the Corporation's Common Stock.

      2.26 Wherever used herein, unless indicated otherwise, words in the masculine form shall be deemed to refer to females as well as males.

3. ADMINISTRATION

      3.01 Committee. The Plan shall be administered by a Committee consisting of two or more members, appointed by the Board, each of whom shall be a Non-Employee Director.

      3.02 Determinations. Within the limits of the provisions of the Plan, the Committee shall have sole and plenary authority and discretion to grant Awards and determine (i) Plan Participants; (ii) the form and amount of such Awards; (iii) the number of Shares subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iv) the terms, Award date, termination date and other conditions upon which Awards shall be granted under the Plan; (v) the form and provisions of Agreements or other such instruments evidencing such grants; (vi) limitations or restrictions applicable to any such Award; (vii) interpretations of the Plan's provisions; and (viii) regulations for the administration of the Plan including the right to prescribe, amend and rescind such regulations. The determinations of the Committee on all matters regarding the Plan shall be final and conclusive unless otherwise determined by the Board of Directors, and no member of the Committee shall be liable for any act conducted in good faith with respect to the Plan.

      3.03 Quorum. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, as well as acts which are approved in writing by a majority of the Committee without a meeting, shall be considered acts of the Committee.

4. PARTICIPATION

      Participants granted Awards pursuant to the Plan, including directors, advisory directors, officers and employees of the Corporation or any Affiliate, shall be determined by the Committee based upon its evaluation of each eligible Participant's duties, overall performance and contribution to the success of the Corporation or an Affiliate, and capacity for contributing to the successful performance of the Corporation or its Affiliates. All decisions regarding Awards granted to Plan Participants by the Committee shall be conclusive.

5. SHARE AWARDS UNDER THE PLAN

      5.01 Form. Awards granted pursuant to the Plan shall be in the form of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock as herein defined in Section 2.

      5.02 Shares Subject to Plan. The total number of Shares which may be awarded by the Corporation in the forms included within Section 5.01 shall not exceed one million Shares, subject to adjustments outlined in Section 8.01. Those Shares with respect to which Awards may be granted under the Plan may be either authorized but unissued Shares or Shares heretofore or hereafter reacquired by the Corporation and held in its treasury.

      5.03 Unexercised, Terminated and Forfeited Shares. Shares from Options which have expired unexercised or have been terminated for any reason and Shares of Restricted Stock which are forfeited for any reason may be reallocated to subsequent Options or Restricted Stock granted under the Plan.

6. TERMS AND CONDITIONS OF OPTIONS

      Options granted under the Plan shall be in such form and upon such terms and conditions as the Committee shall determine from time to time, subject to the following:

      6.01 General Committee Authority and Discretion. Except as expressly limited by the provisions of the Plan and subject to the statutory requirements of Incentive Stock Options as outlined in Section 6.06 of the Plan, the Committee shall have absolute authority and discretion to determine the terms and conditions of all Options including Participants, number of Shares per Award, Exercise Price (which shall not be less than the Fair Market Value per Share on the date of grant of such Option), expiration date, restrictions, and the manner, timing and sequencing of exercise. The terms and conditions of Options need not be identical among Participants. As a condition of granting any Option, the Committee may require that a Participant agree not to exercise thereafter any one or more Options previously granted to such Participant. The Committee may not grant Awards to any individual in any calendar year with respect to more than 25% of the total Shares subject to the Plan.

      6.02 Option Agreement or Other Award Instrument. Each Option granted under the Plan shall be evidenced by an Option Agreement or other instrument, in a form as determined by the Committee in its sole discretion, which has been executed by the Corporation and by the Participant. Officers of the Corporation expressly designated and so authorized by the Committee may execute and deliver Option Agreements or other Award instruments in the name of the Corporation.

      6.03 Forms of Payment. At the time that an Option granted under the Plan, or any part thereof, as permitted according to terms established by the Committee, is exercised, payment for the Shares issuable thereupon shall be made in full in cash (including check, money order, cashier's check, or certified check) or by delivering (i) Shares already owned by the Participant and having a Fair Market Value equal to the applicable Exercise Price as determined in a manner established by or acceptable to the Committee and in conformance with applicable laws, or (ii) a combination of cash and currently owned Shares.

      6.04 Service to the Corporation. Except as provided in Section 6.05 of the Plan, every Option granted to a Participant shall be exercisable by the Participant during his lifetime, and only in the event that such Participant has maintained Continuous Service since the date of the grant of such Option.

      6.05 Exercise in the Event of Termination of Service.

           (a) Termination Other Than for Cause or Death. If a Participant to whom an Option was granted shall cease to maintain Continuous Service due to any reason other than death or termination of employment for Cause as provided in Sections 6.05(b) and (c), such Participant may exercise such Option to the extent that the Participant was entitled to do so on the date of the termination, but only within three months of cessation of Continuous Service and in no event after the expiration date of the Option; provided that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee determines and provides in the Option Agreement referenced in Section 6.02 that such right shall not be available.

           (b) Termination Due to Death. In the event of the death of a Participant while in Continuous Service or within the three month period referred to in Section 6.05(a), the person or persons to whom the Participant's rights under the Option pass by will or applicable law, or, in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or the rules thereunder, may exercise such Option to the extent that the

           Participant was entitled to do so on the date of the Participant's death, and within a one year period succeeding the date of the death of the Participant but in no event after the expiration date of the Option. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether the person entitled to exercise such Option desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or, in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Fair Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

           (c) Termination for Cause. In the event that the Continuous Service of a Participant is terminated for Cause, all rights under any Option shall expire immediately upon giving the Participant notice of such termination from service.

      6.06 Statutory Requirements of Incentive Stock Options. In accordance with
           Section 422 of the Code, any Options granted under the Plan which are Incentive Stock Options shall be granted only to officers and other employees of the Corporation or an Affiliate. Further, notwithstanding any other Plan provision, (i) no Incentive Stock Option shall be granted more than ten years after April 30, 1997, the date on which the Plan was submitted for approval by the stockholders of the Corporation; (ii) the Exercise Price of an Incentive Stock Option shall not be less than Fair Market Value on the date of grant and no Incentive Stock Option may be awarded to any individual owning more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Affiliate unless the Exercise Price is at least 110% of Fair Market Value at the time of the grant and such Incentive Stock Option is not exercisable after five years from the date on which it is awarded; (iii) the aggregate Fair Market Value at the time of grant of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000; and (iv) each Incentive Stock Option granted under the Plan shall expire not more than ten years from the date on which it was granted.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK

      Restricted Stock shall be awarded under the Plan upon such terms and conditions as the Committee shall have full authority and discretion to determine from time to time, subject to provisions of the Plan and to the following:

      7.01 Restriction Period. At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restriction Period during which or at the expiration of which, as the Committee shall determine, the Shares awarded as Restricted Stock shall vest. Subject to any such other terms and conditions as the Committee shall provide, during the Restriction Period, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided in this Section 7. Except for such restrictions and provisions in this Section 7 of the Plan, and except as determined by the Committee in its discretion and provided in the Agreement referred to in Section 7.04, the Participant as owner of such Shares shall have all of the rights of a stockholder including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Stock prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restriction Period.

      7.02 Termination by Death, Retirement or Disability. Except to the extent, if any, provided by the Committee in the Agreement referred to in
           Section 7.04, if a Participant ceases to maintain Continuous Service because of death, Retirement or Disability, all shares of Restricted Stock theretofore awarded to him shall become free of the restriction imposed in Section 7.01 and the Corporation shall deliver to him, within 60 days of such death, Retirement or Disability, one Share, absent of the legend referred to in Section 7.05, for each such Share of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 7.05.

      7.03 Termination by Other Than Death, Retirement or Disability. If a Participant ceases to maintain Continuous Service for any reason other than death, Retirement or Disability, unless otherwise determined by the Committee and provided in the Agreement referenced in Section 7.04, all Shares of Restricted Stock heretofore awarded to him which are still subject to the restrictions imposed by Section
           7.01 shall, upon such termination, be forfeited by the Participant and returned to the Corporation.

      7.04 Restricted Stock Agreement or Equivalent Instrument. Each Participant awarded Restricted Stock under the Plan shall enter into an Agreement or other form of instrument, as determined by the Committee, agreeing to the terms and conditions of the Award and other such matters as the Committee shall in its sole discretion determine. Such terms and conditions need not be identical among Participants.

      7.05 Registration, Deposit of Restricted Stock and Legend. Each certificate issued in respect to Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Corporation by the Participant, together with a stock power endorsed in blank, and shall bear the following, or a similar, legend:

           "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture, contained in the D&N Financial Corporation Amended and Restated 1994 Management Stock Incentive Plan and an agreement entered into between the registered owner and D&N Financial Corporation. Copies of such Plan and agreement are on file in the offices of the Secretary of the Corporation."

      7.06 Lapsing of Restrictions. When the restrictions imposed by and outlined within this Section 7 of the Plan and the Agreement referred to in Section 7.04 have lapsed or otherwise been satisfied with regard to one or more Shares of Restricted Stock, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) one Share, absent of the legend referred to in
           Section 7.05, for each such Share of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 7.05. At that time, the Agreement referred to in Section 7.04 shall be terminated to the extent that it relates to these same Shares on which the restrictions have lapsed or otherwise been satisfied.

8. MISCELLANEOUS

      8.01 Adjustment for Changes in Capitalization. In the event that there is any change in the Shares subsequent to the Plan's effective date by reason of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, consolidation, combination or exchange of shares, merger, or any other change in the corporate structure or the Shares of the Corporation, the aggregate number and class of Shares available for Option and Restricted Stock grants, the Exercise Price per Share of each such Option and the amount paid, if any, for each Restricted Stock Share granted, and the number and class of Shares subject to each outstanding Award may be adjusted by the Committee, whose determination in such matters shall be conclusive and binding. Any Shares of Restricted Stock received by a Participant as a result of any of the foregoing shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 7 hereof.

      8.02 Effect of Merger or Other Reorganization. In the event of a merger, consolidation or combination in which the Corporation shall be the continuing entity and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof pursuant to a plan or agreement the terms of which are binding upon all stockholders (except to the extent of the rights of dissenting stockholders under applicable law), Restricted Stock and Options shall apply to the continuing entity to the same extent that they applied to the Corporation immediately prior to the effective date of the merger, consolidation or combination. In the event of a merger, consolidation or combination in which the Corporation shall not be the continuing entity, any Participant to whom an Option or Restricted Stock has been granted under the Plan shall retain the right to receive upon exercise of such Option or the lapsing of restrictions pursuant to provisions outlined within Section 7 of this Plan, as applicable, an amount equal to (i) in the case of an Option, the excess of the Fair Market Value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option has been exercised; or (ii) in the case of a Share of Restricted Stock, such cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

      8.03 Effect of Change of Control. A "change of control" of the Corporation shall be any of the following conditions: (i) any third person, including a "group" as defined in Section 13(d)3 of the 1934 Act, becomes the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast;
           (ii) as a result of or in connection with any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who prior to such event were directors of the Corporation cease to constitute a majority of the Board of Directors of the Corporation; (iii) any third person, including a "group" as defined above within this
           Section 8.03, acquires between 10% and 25% of the outstanding shares of the Corporation if the Board of Directors of the Corporation or the Office of Thrift Supervision or its successor has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation; or (iv) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent, publicly-owned corporation or for a sale or other disposition of all or substantially all of the assets of the Corporation.

           If within 18 months of a change of control of the Corporation as defined in Section 8.03, the Continuous Service of any Participant of the Corporation or any Affiliate is voluntarily or involuntarily terminated for any reason, with or without Cause and notwithstanding
           Section 6.05(c) to the contrary, unless other provisions have been made by the Committee and evidenced by the appropriate Option or Restricted Stock Agreement, (i) any Restriction Period with respect to Restricted Stock granted to such Participant shall lapse upon termination of Continuous Service and all Shares awarded as Restricted Stock shall become fully vested in the Participant; and
           (ii) all outstanding Options not fully exercisable shall become exercisable in full upon the happening of such termination.

      8.04 Nontransferability and Nonassignability. No Restricted Stock or Option granted under the Plan may be transferred, encumbered, assigned, pledged or hypothecated except for transfer (i) in the event of the death of a Participant as provided by will or the applicable laws of descent and distribution; and (ii) in the case of Awards, other than Incentive Stock Options, pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder. No Restricted Stock or Option awarded under the Plan shall be subject to execution, attachment or similar process. Subject to the terms and conditions under which it was granted, each Option granted hereunder may be exercised only by the Participant to whom it is issued or the person to whom it was transferred as provided in the preceding sentence.

      8.05 Employee Rights. No director, advisory director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be necessarily selected again as a Participant; and no director, advisory director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate, nor affect any right which the Corporation has to terminate the employment of any employee.

      8.06 Awards Not Considered in Benefit Determinations. No Award under this Plan shall be taken into account in determining a Participant's compensation for the purposes of any employee benefit, including but not limited to pension or life insurance plans of the Corporation or an Affiliate.

      8.07 Withholding Tax. Upon the termination of the Restriction Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under
           Section 83(b) of the Code, or any successor provision of the Code intended to include the value of such shares in taxable income), the Corporation shall be entitled to withhold from the Participant's compensation an amount sufficient to fulfill its withholding requirements for Federal, state, local and social security taxes. Alternatively, the Corporation may require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

           Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of such Shares to cover the amount required to be withheld, or, in lieu of any of the foregoing, to withhold a sufficient sum from the Participant's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements.

           The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable Federal, state and local law.

      8.08 Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and
           (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

      8.09 Rules of Construction. Headings are given to the provisions and sections of the Plan solely as a convenience to facilitate reference.

      8.10 No Obligation to Exercise. The granting of an Option shall impose no obligation upon a Plan Participant to exercise such Option.

      8.11 Elimination of Fractional Shares. If, under any provision of the Plan or formula used to calculate levels of Restricted Stock or Options to be awarded, the number so computed is not a whole number, such number of Shares shall be rounded down to the next whole number.

9. AMENDMENT OR TERMINATION

      The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 8.01) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the benefits which accrue to Participants under the Plan, or (iii) change the class of persons eligible to become Participants in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant without his consent, regarding any Award theretofore previously made pursuant to the Plan.

10. DURATION OF THE PLAN

      No Shares of Restricted Stock or Options may be granted under this Plan more than ten years after the later of the date that the Plan is adopted by the Board or the date that the Plan is approved by stockholders as provided in
Section 11.

11. EFFECTIVE DATE OF THE PLAN

      The Plan, as amended, shall become effective upon its approval by vote of the holders of a majority of the voting shares of the Corporation present either in person or by proxy at a duly held stockholders' meeting within twelve months of the date of adoption by the Board of Directors of the Corporation.

                        The Directors and Officers of

                                  [D&N LOGO]

                      cordially invite you to attend our
                     1997 Annual Meeting of Stockholders
                     Wednesday, April 30, 1997, 2:00 p.m.
                          D&N Financial Corporation
                     363 West Big Beaver Road, Suite 250
                                Troy, Michigan

                                  IMPORTANT
          Please complete both sides of the PROXY CARD, sign, date,
                 detach and return in the enclosed envelope.

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                                                                           DETACH ATTENDANCE CARD HERE
                       DETACH PROXY CARD HERE                                AND MAIL WITH PROXY CARD
_________________________________________________________________________________________________________________
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF             |
   DIRECTORS. IF NOT OTHERWISE SPECIFIED ON THE REVERSE          |
   SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED        |                 D&N FINANCIAL
   AND FOR PROPOSALS II AND III. THE UNDERSIGNED REVOKES ALL     |                  CORPORATION
   PROXIES HERETOFORE GIVEN TO VOTE AT SUCH MEETING AND ALL      |     If you plan to personally attend the
   ADJOURNMENTS OR POSTPONEMENTS.                                |     Annual Meeting of Stockholders in
                                                                 |     Troy, Michigan, please check the
                    Dated:  _______________________________      |     box below and list names of attendees
                    _______________________________________      |     on the reverse side.
                    _______________________________________      |
                    (Please sign here)                           |     Return this stub in the enclosed envelope
                                                                 |     with your completed proxy card.
   Please sign your name as it appears above. If executed by     |
   a corporation, a duly authorized officer should sign.         |     I/We do plan to attend
   Executors, administrators, attorneys, guardians and           |     the 1997 Meeting in Troy.         [ ]
   trustees should so indicate when signing. If shares are       |
   held jointly, at least one holder must sign.                  |
                                                                 |
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

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A
SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.




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____________________________________________________________________________________________________________________________________
   NAMES OF PERSONS ATTENDING       |       REVOCABLE PROXY                                      D&N FINANCIAL CORPORATION
                                    |       The Stockholder whose signature appears hereon appoints the Board of Directors of D&N
                                    |       Financial Corporation (the "Corporation") with full powers of substitution, to act as
   ___________________________      |       attorneys and proxies for the undersigned to vote all shares of Common Stock of the
                                    |       Corporation which the undersigned is entitled to vote at the Annual Meeting of
                                    |       Stockholders to be held at the office of the Corporation located at 363 West Big
   ___________________________      |       Beaver Road, Suite 250, Troy, Michigan, on Wednesday, April 30, 1997, at 2:00 p.m.
                                    |       (Eastern Daylight Time) and at any and all adjournments or postponements thereof,
                                    |       with all the powers the Stockholder would possess if personally present, upon the
   ___________________________      |       proposals set forth below and, in their discretion, upon any other business that may
                                    |       properly come before said Meeting.
                                    |
   ___________________________      |       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR
                                    |       PROPOSALS II AND III.
                                    |                                                                 FOR          WITHHELD
                                    |       I. Election of Directors:   Joseph C. Bromley           ________       _________
                                    |                                   Sharon A. Reese Dalenberg   ________       _________
                                    |                                   Peter Van Pelt              ________       _________
                                    |
                                    |       II.  Ratification of the adoption of the amendment to the Amended and Restated 1994
                                    |            Management Stock Incentive Plan.
                                    |                FOR______         AGAINST______         ABSTAIN______
                                    |
                                    |       III.  Ratification of the appointment of Coopers & Lybrand L.L.P. as independent
                                    |             auditors for the Corporation for the fiscal year ending December 31, 1997.
                                    |                FOR______         AGAINST______         ABSTAIN______
                                    |
                                    |
                                    |
                                    |                                                     (Continued and to be signed on other side)
                                    |
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